UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2020
PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35628 (Commission File Number)	20-0484934 (I.R.S. Employer Identification No.)

333 North Canyons Parkway
Livermore, California	94551
(Address of principal executive offices)	(Zip Code)

(925) 960-4800
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 8.01	Other Events.
On January 23, 2020, Performant Financial Corporation, a Delaware corporation (the “Company”) issued a press release announcing that the Company received notification from the Listing Qualifications Department of the NASDAQ Stock Market on January 22, 2020 that the Company has regained compliance with the minimum bid price requirement for continued listing set forth in NASDAQ Listing Rule 5450(a)(1). As a result, the matter of the Company’s noncompliance with the minimum bid price requirement under NASDAQ Listing Rules, as announced in the Company's Current Report on Form 8-K dated January 2, 2020, had been closed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press Release issued January 23, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 23, 2020

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Lisa Im
Lisa Im
Chief Executive Officer